Exhibit 99.1

SIGNATURES

Date: October 24, 2014	SOPHIA COMPANY INC.

	By:	/s/ Peter Leighton
	Name:	Peter Leighton
	Title:	Director

BLUE JAYS STIFTUNG

	By:	/s/ Peter Leighton
	Name:	Peter Leighton
	Title:	Foundation Council Member